ZHONGGUANCUN BANK	Loan Contract (applicable to offline single loan business) - 2021V1.0

Exhibit 10.16

Contract No.: ZGCB(JK)20212027

Loan Contract

(Applicable to Offline Single Loan Business)

Special Tips:

This Contract is entered into by and between both parties through negotiation on the basis of equality and voluntariness. All terms and conditions are true representations of the intention of both parties. The contract is composed of two parts: “General Terms and Conditions” and “Contract Element Clauses”. Please carefully fill in the Contract Element Clauses after reading through the General Terms and Conditions.

In order to safeguard the legitimate rights and interests of the contracting party, the bank hereby call the contracting party’s full attention to the boldface part of the Contract. The contents of this part may reduce or exempt the bank’s liability or be the clauses with significant interests with the contracting party. If there is any doubt, please consult the bank in time, and the bank will actively answer. Do not sign this Contract unless the contracting party has fully understood all the terms and conditions of this Contract. Once the Contract is signed, it shall be deemed that the contracting party has fully understood the Contract and agreed to be bound by the Contract.

Special Seal for Contract of Beijing Zhongguancun Bank Corporation Limited (Seal)

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Lender Information:

Lender	Beijing Zhongguancun Bank Corporation Limited

Domicile (Address)	Block B, China Satellite Communication Building, No. 65, Zhichun Road, Haidian District, Beijing (100190)

Legal representative	Guo Hong

Contact Person	Zheng Yang	Tel.	18502212378

Fax	/	E-mail	zhengyang@zgcbank.com

Borrower Information:

Name of Borrower:	Autozi Internet Technology Co., Ltd.

Domicile (Address for Service)	3/F, North Zone 16A, UFIDA Software Park, No. 68, Beiqing Road, Haidian District, Beijing

Legal representative	Zhang Houqi

Contact Person	Zhang Hui	Tel.	15001193166

E-mail	hui.zhang01@autozi.com	Fax	/

WeChat ID	/	Mobile Phone	15001193166

[Please fill in the above information accurately and completely to ensure the timely delivery of subsequent relevant notices and legal documents]

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In accordance with the provisions of the relevant laws and regulations in force in China, the Lender and the Borrower enter into this Contract through negotiation by consensus in accordance with the principles of good faith, equality and voluntariness. The loan and borrowing hereunder shall have the same meaning.

Part I General Terms and Conditions

Article 1 Withdrawal Conditions

When withdrawing any loan hereunder, the Borrower shall meet the following conditions, and for each withdrawal the Borrower shall submit a withdrawal application to the Lender at least three working days in advance according to the Lender’s requirements. Otherwise, the Lender shall have the right to reject the Borrower’s withdrawal. However, if the Lender issues a loan without all of the following conditions being met, it does not constitute a breach of contract:

(1)

The Contract has come into force, the guarantee contract (if any) under the Contract is legally established and has come into force, and the relevant legal formalities such as registration, delivery, insurance (if any) have been completed and remain in force;

(2)

No breach of any agreement of the Contract, or the remedial measures for breach of contract have been approved by the Creditor although default occurs or in the opinion of the Creditor that the effects of the default have been eliminated;

(3)	The Borrower has provided relevant materials as required by the Lender for handling the loan;

(4)	Any representations and warranties made by the Borrower in this Contract are true, accurate and continue to be valid;

(5)	There are no significant adverse changes in the financial status, asset status and credit status of the Borrower;

(6)	The withdrawal conditions (if any) agreed in the “Special Agreement” clause of the “Contract Element Clauses” of the Contract have been met;

(7)	For the loan to be issued by the self-payment method, the fund use statement and relevant materials of the previous loan issued by the self-payment method shall be provided;

(8)	Laws, regulations and rules or competent authorities shall not prohibit or restrict the Lender from issuing the loan hereunder.

Article 2 Loan Issuance and Payment

2.1 When the Lender transfers the loan to the loan issuing account of the Borrower agreed in the Contract, the loan issuing obligation is completed, that is, the Borrower shall be deemed to have withdrawn and used the loan fund, and the interest shall be accrued from the date of issuance of the loan fund.

2.2 On the premise of complying with laws, regulations and regulatory provisions, the Lender has the right to determine the payment method of the loan according to the loan purpose of the Borrower and the specific amount paid, i.e., the entrusted payment made by the Lender and/or the self-payment made by the Borrower. If it is reviewed by the Lender that the purpose or payment method of the loan is not in conformity with the Contract or the requirements of the Lender, the Lender has the right to require the Borrower to adjust the payment method or reject the Borrower’s withdrawal application. The Borrower shall bear any responsibilities and consequences such as loan delay caused thereby, and the Lender shall not assume any responsibility.

2.3 In the case of entrusted payment, the Borrower shall not withdraw or transfer out the loan fund during the period when it stays in the Borrower’s loan issuing account. In addition, the Borrower shall still be liable for repayment if the amount is subject to compulsory measures including but not limited to freezing and deduction which shall be borne by the Borrower.

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2.4 Under the entrusted payment method, the Borrower shall specify the payment object, payment time, payment amount, etc. to the Lender, and provide the Lender with relevant transaction documents, transaction vouchers or other transaction evidences as required by the Lender. The Borrower guarantees that the information provided by itself is true, complete, legal and effective.

2.5 In case that the Borrower adopts the self-payment method, the Borrower shall submit the payment information of the loan fund as required by the Lender, provide the using records and materials of the loan fund as required by the Lender, and provide the Lender with corresponding account information, payment vouchers and other materials for the Lender to inspect. The Borrower knows and agrees that the Lender has the right to conduct account analysis, voucher inspection or on-site investigation to check whether the loan is used for the purpose agreed herein. Otherwise, the Lender has the right to require the Borrower to assume the liability for breach of contract.

2.6 Under the entrusted payment method, the Borrower shall bear all the handling fees required for the loan payment to the transaction object designated by the Borrower. The Borrower shall pay the above expenses to the Lender when handling the entrusted payment of each loan.

2.7 Under entrusted payment, the Borrower shall not issue transfer payment instruction to the Lender except for the circumstances stipulated in the Contract, and shall not use the loan already issued by other means.

2.8 In the course of loan payment, if the Borrower’s credit status is reduced, the profitability of main business is weak, and the use of loan funds is abnormal, the Lender has the right to adjust the payment method and reduce the amount standard applicable to the entrusted payment method; it is also entitled to suspend issuing loan funds and making payment, in which case the Lender may promptly notify the Borrower to negotiate supplementary conditions for loan issuance and payment.

Article 3 Interest Rate, Penalty Interest and Compound Interest

3.1 Monthly interest rate under the Contract = annual interest rate/12 and daily interest rate = annual interest rate/360.

3.2 The interest of each loan shall be accrued from the date of withdrawal. The Borrower shall pay to the Lender on each interest settlement date (or repayment date) the interest accrued from the date of withdrawal (including the date of withdrawal) or the date of previous interest settlement (including such date) to the date of interest settlement (excluding such date), as well as the principal (if any) due on the date of interest settlement.

3.3 For the payable but unpaid loan principal due to the Borrower (including the loan announced early maturity), the Lender shall charge the overdue penalty interest at the overdue penalty interest rate agreed in the Contract for the actual overdue days from the overdue date till the Borrower pays off the principal and interest. For the interest (including overdue penalty interest) that cannot be paid by the Borrower on time, compound interest shall be calculated and collected according to the overdue penalty interest rate on the corresponding day of interest settlement date or repayment date as agreed in the Contract, for the actual overdue days.

3.4 If the Borrower fails to use the loan for the agreed purpose, the Lender shall, from the date of default, calculate and collect the overdue penalty interest on the loan amount in default use at the overdue penalty interest rate agreed in the Contract for the actual overdue days till the Borrower pays off the principal and interest; for the interest (including overdue penalty interest) that cannot be paid by the Borrower on time, compound interest shall be calculated and collected at the overdue penalty interest rate on the corresponding day of interest settlement date or repayment date as agreed in the Contract for the actual overdue days.

3.5 When the loan interest rate under the Contract is adjusted, the overdue penalty interest rate and default penalty interest rate under the Contract shall be automatically adjusted based on the adjusted contract loan interest rate according to the proportion agreed in the Contract, and shall be applicable and calculated by sections at the same time with the contract loan interest rate.

3.6 When the loan interest rate of the Contract, overdue penalty interest rate and default penalty interest rate are adjusted according to the Contract, both parties do not need to sign a separate agreement. Neither party is required to obtain the consent of the other party or notify the Guarantor or obtain its consent.

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Article 4 Repayment

4.1 The Borrower shall pay the interest payable and the principal (if any) due to the Lender before 17:00 on each interest settlement date or repayment date; Regardless of whether the interest settlement date or the repayment date is a bank business day, the Borrower shall deposit the full amount of funds into the account agreed in Article 7.2 in Contract Element Clauses in advance and authorize the Lender to deduct the funds on the interest settlement date or repayment date, or make voluntary repayment. Thereinto, the repayment date mentioned above includes both the interest settlement date and the principal repayment date.

4.2 During the performance of the Contract, if the first repayment date and the final repayment date of each debit note is non-bank working days, it shall not be postponed to the next banking working day. In case of any non-working day such as legal holidays, the repayment date of other installments shall be automatically postponed to the next working day, and the number of interest-bearing days shall be increased accordingly.

4.3 If the Borrower fails to pay any amount due and payable but unpaid under the Contract, the Borrower authorizes the Lender to deduct the corresponding amount from any account agreed in the Contract, opened by the Borrower at the Lender’s bank . The Borrower shall bear the interest loss and any other loss caused thereby.

4.4 The repayment or withholding of the Borrower (including any payment obtained by the Lender in accordance with the Contract) shall be used to pay off the debts in the following order: (1) Expenses for realizing the creditor’s rights and guarantee rights; (2) liquidated damages; (3) damages; (4) compound interest; (5) default interest; (6) interest; (7) principal. The Lender has the right to change the aforesaid sequence and repayment proportion.

4.5 In case that abnormal account status causes failure to make normal repayment through such account, such as loss reporting and freezing of the repayment account, as stipulated in Item (1) of Clause 7.2 of the Contract Element Clauses of the Contract, or the Borrower plans to change the repayment account, the Borrower shall handle the corresponding change formalities with the Lender.

4.6 Unless otherwise agreed in Item 4.5, the Borrower shall not change the repayment account without the consent of the Lender. Otherwise, if the Lender fails to deduct the current principal and/or interest from the repayment account on the repayment date (interest settlement date) or prepayment date, it shall be deemed that the Borrower has not repaid.

4.7 The Lender has the right to require the Borrower to adjust the repayment plan according to the use of the loan fund and the operation conditions of the Borrower, including but not limited to changing the repayment method, shortening the grace period (if any), increasing the installment repayment frequency and increasing the installment repayment amount.

Article 5 Representations and Warranties of the Borrower

5.1 The Borrower is a legally established and validly existing enterprise with full capacity for civil rights and capacity for civil conduct, and has obtained all necessary permits, approvals, registrations and records required for signing the Contract.

5.2 The Borrower has obtained internal authorization for signing the Contract. Therefore, signing and performing the Contract does not violate its internal rules and regulations, or conflict with its prior legal obligations or contractual obligations.

5.3 At the time of signing of the Contract, there is no litigation, arbitration, administrative procedures, judicial or administrative execution procedures or other potential major disputes that may materially and adversely affect the Borrower performing the Contract.

5.4 The Borrower warrants that all the information it provides to the Lender is true, complete and accurate. There is no material liabilities or contingent liabilities not disclosed to the Lender, and no material facts are omitted or concealed.

5.5 The Borrower guarantees to use the loan funds under the Contract for the purposes specified in the Contract and laws and regulations, and not to make equity investment or securities investment of the loan funds, or to flow the loan to the real estate market, online lending platform or other fields prohibited or restricted by the state; and not to arbitrarily change the purpose of the loan agreed herein or divert the loan for other purposes.

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5.6 The Borrower will accept the investigation, understanding and supervision of the loan purpose under the Contract by the Lender. The Borrower will actively cooperate with the Lender for loan payment management, post-loan management and relevant inspection, and shall provide corresponding documents at the request of the Lender at any time.

5.7 The Borrower will actively cooperate with the Lender in the investigation, understanding and supervision of its production, operation and financial status; promptly provide the Lender with balance sheet, profit and loss statement, cash flow statement and other information required by the Lender; The Borrower guarantees not to break through the financial indicators set by the Lender or agreed by both parties.

5.8 The Borrower agrees that the Lender transfers all or part of its creditor’s rights under the Contract to a third party when necessary, and has no objection to the transfer.

5.9 The repayment order of the Borrower’s debts to the Lender shall have priority over the shareholders’ loans to the Borrower, and shall be superior to the similar debts of other creditors. If the after-tax net profit of the relevant accounting year is zero or negative, or the after-tax profit is insufficient to make up the accumulated losses of previous accounting years, or the pre-tax profit is not used to pay off the principal, interest and expenses payable by the Borrower in that accounting year, or the pre-tax profit is insufficient to pay off the principal, interest and expenses payable in the next period, the Borrower shall not distribute dividends or bonus to the shareholders in any form.

5.10 In any one of the following circumstances, the Borrower undertakes to timely notify the Lender or obtain the written consent of the Lender. In addition, the Lender shall have the right to make its own decision to announce the advance maturity of the line, cancel the facility line, announce the early maturity of the loan, request to draw or add the deposit, add the guarantee, exercise the guarantee right in advance and other remedial measures in accordance with the following circumstances, and the Borrower shall unconditionally execute and cooperate:

(1)

In the event that the Borrower adopts such transformation measures as contracting, leasing, joint venture, Sino-foreign joint venture and cooperation, joint stock system transformation, merger, division, production conversion, etc., or implements production suspension for rectification, dissolution (closure), application for reconciliation/reorganization/bankruptcy, equity transfer (including sale, donation, debt repayment, exchange, etc.), material assets reorganization, substantial increase of debt financing, provision of external guarantee exceeding 10% of the assets, transfer of property rights, capital reduction, mortgage, pledge or other disposal of major assets, etc., which may cause changes in the creditor’s rights and debts of the Contract or affect the rights and interests of the Lender, the Borrower undertakes to notify the Lender in advance and obtain the Lender’s written consent. Otherwise, the aforesaid acts shall not be carried out;

(2)

When the Borrower changes the name, legal representative (person in charge) and other senior management personnel, domicile (address) and business scope, etc., the Borrower promises to notify the Lender in writing within seven days after the change;

(3)

In case of any other events other than the above events that threaten the normal operation of the Borrower or materially and adversely affect the performance of its obligations hereunder, including but not limited to production suspension, business shutdown, cancellation of registration, revocation of business license, litigation/arbitration activities or major economic disputes, suspicion of legal representative or principal in illegal activities, seizure, freezing, deduction or confiscation of property and other judicial or administrative measures, difficulties in operating activities, deterioration of financial condition, less or possible reduction of collateral value, change of the Borrower’s actual controller, etc., the Borrower undertakes to notify the Lender in writing immediately after occurrence and take effective measures to remedy the situation.

(4)

In case that the events listed in Items (1), (2) and (3) or other changes detrimental to the realization of the creditor’s rights of the Lender occur to the Guarantor (including the Mortgagor, Pledgor and Warrantor) and the actual controller providing guarantee for the Borrower, the Borrower promises to notify the Lender in writing immediately after the occurrence.

5.11 In case that there is guarantee established, if the Guarantor violates any obligation or commitment agreed in the guarantee contract, or loses the guarantee ability, or the collateral is damaged, lost or obviously reduced in value, the Borrower guarantees to provide a new guarantee satisfactory to the Lender or repay off the loan hereunder in advance.

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5.12 If the Borrower fails to perform any other loan, financing, guarantee, compensation or other debt repayment obligations due to maturity, the Borrower’s ability to perform the debts hereunder is affected, or the Guarantor’s ability to perform the guarantee liabilities to the Lender is affected due to the above circumstances, the Borrower shall provide the Lender with new, effective and sufficient guarantee or other remedies as stipulated in Clause 5.10.

5.13 The Borrower undertakes not to evade or nullify the Bank’s debts by creating the right of residence for others in the residence to which the Borrower has the right of ownership.

5.14 In the case of installment repayment, if there are multiple matured loans or overdue loans under the Contract, the Lender shall have the right to determine the sequence of repayment by the Borrower; where there are multiple matured loan contracts between the Borrower and the Lender, the Lender shall have the right to determine the order of performance of each repayment by the Borrower.

5.15 If the third party performs the relevant obligations and responsibilities under the Contract on behalf of the debtor, it shall be agreed by the Lender. If the Lender refuses to be performed by a third party, it shall not exempt the Borrower from the liability for breach of contract. If the Lender agrees or accepts the performance of the third party on behalf of the Lender without knowledge, it does not mean that the Lender agrees to undertake obligations beyond the provisions of the Contract, including but not limited to the handover documents of creditor’s rights and debts, litigation and period maintenance, maintenance of mortgage and pledge registration, etc.

5.16 The Borrower (if applicable) promises that its construction, production and business activities will not violate the relevant laws, regulations and management requirements of the state on energy consumption, pollution, land, health, safety, resettlement, ecological protection, climate change and other fields. Where the construction, production and operation of the Borrower involve significant environmental and social risks, the Borrower shall provide environmental and social risk reports and other corresponding data as required by the Lender, and cooperate with the Lender for supervision and on-site investigation. In case that the Borrower violates the commitments or obligations of this Article, or the relevant environmental or social risks occur, it shall be deemed as the Borrower’s breach of contract, and the Lender shall have the right to take corresponding measures (including but not limited to announcing early maturity of the loan, suspending the issuance of new loan, exercising guarantee rights, etc.) in accordance with Article 6 of the General Terms and Conditions of the Contract to hold the Borrower’s liability for breach of contract.

Article 6 Liability for Breach of Contract

6.1 After the Contract comes into effect, the Lender and the Borrower shall perform the guarantees, commitments and obligations agreed herein. If either party violates its representations, statements, warranties, promises and obligations in the Contract, it shall bear the corresponding liabilities for breach of contract and compensate for the losses thus caused to the other party.

6.2 In case of default or anticipatory default by the Borrower or the Guarantor, the Lender shall have the right to exercise the following rights individually or together:

(1)

Declare that all facilities granted by the Lender to the Borrower (including but not limited to borrowings, bill financing, etc.) are due in advance and require the Borrower to pay off all debts immediately;

(2)	Stop issuing new loans and require the Borrower to repay all principal, interest and expenses of the loan in advance immediately:

(3)	Reduce or cancel all credit and loan lines including those stipulated in this Contract;

(4)	Terminate relevant contracts and agreements signed with the Borrower in advance, including but not limited to this Contract;

(5)	Require to add other guarantee measures approved by the Lender;

(6)

Have the right to exercise the security right, bring a lawsuit to the People’s Court, apply to an arbitration institution for arbitration, apply for compulsory execution, or take asset preservation measures such as sealing up and freezing;

(7)	Other risk disposal measures permitted by law.

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6.3 If the Borrower intentionally conceals important facts related to the conclusion of this Contract or provides false information, the Borrower shall pay a penalty equivalent to 10% of the principal amount of the loan under this Contract to the Lender.

6.4 In case of breach of contract, the Borrower shall bear but not limited to legal fees, arbitration fees, preservation fees, execution fees, evaluation fees, auction fees, notarization fees, service fees, announcement fees, attorney fees, travel expenses and other expenses borne by the Lender in the course of realizing the creditor’s rights.

6.5 In case of breach of contract by the Borrower, the Lender shall have the right to disclose the information of breach of contract according to the actual situation, or provide relevant information to the collection institution for collection purpose, or notify relevant departments or organizations.

6.6 In case that the Borrower or the Guarantor breaches the contract or experiences situations that affect its debt repayment ability, or if there are situations that harm or may harm the legitimate rights and interests of the Lender, the Lender shall only have the right to take one or more of the following measures with prior or subsequent notice:

(1)

Any account opened by the Borrower in the Lender’s system may be supervised, and if the Borrower fails to correct the default within the period required by the Lender, the Lender shall have the right to require the Borrower to prepay and exercise the guarantee rights. The Lender shall not be liable for any loss caused to the Borrower by account supervision.

(2)

Any account opened by the Borrower at all business institutions in the Lender system shall be set as the deposit account, and the amount in the account shall be the deposit. After the Lender notifies the Borrower, any amount received in the account shall be deemed as the deposit.

(3)

The Lender shall have the right to deduct corresponding amount from all accounts opened by the Borrower at the Lender, which shall be used to pay off all debts outstanding by the Borrower at the Lender and notify the Borrower. The Borrower shall bear the interest losses arising from the deduction. The Borrower hereby irrevocably authorizes the Lender to perform the foregoing operations without the Borrower providing any voucher or otherwise obtaining the consent of the Borrower.

Article 7 Information Inquiry and Bad Information Submission

For the purpose of entering into and performing this Contract, as well as to continuously understand the changes in the credit and operations of the Borrower during the period of this Contract:

7.1 The Borrower hereby authorizes the Lender to inquire, save and use Borrower’s relevant credit information, including basic information, credit information and credit report, through the financial credit information basic database established by the State, the credit reporting institutions and the national authorities. In accordance with the provisions of relevant laws and regulations or other normative documents or the requirements of financial regulatory authorities, the basic information of the Borrower, credit information under this Contract (including but not limited to contract information, business activities, transaction records and other relevant information), credit information and bad information (referring to the following information which has a negative impact on the credit status of the Borrower: including the information of not performing the obligations in accordance with this Contract, the information of the People’s Court’s judgment or adjudication/arbitration institution’s ruling on the performance of its obligations and compulsory execution, the information of administrative punishment, and other adverse information stipulated by laws and regulations and the supervision and administration department of credit industry under the State Council) should be reported and submitted to the financial credit information basic database established by the State, the credit reporting institutions and the national authorities (including but not limited to: administrative departments such as People’s Public Security, Procuratorate, People’s Court, Bureau of Industry and Commerce, Taxation Bureau, Social Security Bureau, Bureau of Land and Resources, real estate bureau, property bureau, accumulation fund administration, bureau of education, medical treatment department, civil affairs bureau) for inquiry and use by relevant entities for legitimate purposes.

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7.2 The Borrower hereby undertakes that, due to the Borrower’s failure to perform its obligations under this Contract or the Guarantor’s failure to perform its obligations in accordance with the Guarantee Contract (hereinafter collectively referred to as “Borrower’s Breach of Credibility”), the Lender can submit the Borrower’s breach of credibility to the relevant banking association, and authorizes the relevant banking association to share and even publicize the information of the Borrower’s breach of contract and dishonesty among banking financial institutions in an appropriate manner; and the Borrower voluntarily accepts that the Lender and other banking financial institutions take joint disciplinary and rights protection measures including but not limited to: reducing the loan amount or stopping lending, and stopping opening a new settlement account, and suspending the Borrower’s legal representative/executive partner (appointed representative) for new credit cards.

Article 8 Force Majeure

8.1 The force majeure referred to in this Contract refers to all kinds of events which are unforeseeable and whose consequences cannot be reasonably prevented or avoided.

8.2 If either party under this Contract is unable to perform this Contract in whole or in part due to force majeure, the party shall notify the other party in writing within 10 working days after the occurrence of the force majeure, and shall provide detailed information of the event and supporting documents from relevant authorities, functional departments, or notarized institutions regarding the occurrence of force majeure events within 15 working days.

8.3 If either party fails to perform this Contract in whole or in part due to force majeure, the party shall not be liable for breach of contract. However, the party shall take all necessary and appropriate measures to mitigate the losses that may be caused to the other party. Both parties shall negotiate and decide to modify or terminate this Contract based on the extent of the impact of force majeure on the performance of this Contract.

Article 9 Notification and Delivery

9.1 Each party shall confirm the address and contact information listed at the beginning of the Contract as the delivery address and contact information for various agreements, legal documents, legal papers and other notices and communications which are sent to him by the parties to this Contract and the authorities. The delivery address and contact information are applicable to the self-contact, litigation, arbitration, notarization, execution and other stages.

9.2 All kinds of written documents sent by the parties to this Contract, trial court, arbitration institution, notary public, etc. to the addresses and contact information listed at the beginning of the Contract shall be deemed to have been delivered 3 days after they are delivered by post. If there is no signature or mail rejection, the date on which the documents are returned shall be deemed as the date of delivery. In case of rejection upon direct delivery, the sender may take photos and videos to record the delivery process, and keep the documents as delivered.

9.3 The parties to this Contract, the trial court, the arbitration institution and the notary institution can deliver the written documents and communications through the mobile phone number, WeChat number or E-mail listed at the beginning of the Contract. The parties to this Contract, the trial court, the arbitration institution and the notary organization shall be deemed to have delivered the relevant documents and communications as long as they confirm that they have sent them to any of the addresses or contact information listed at the beginning of the Contract.

9.4 In case of any change in any contact information including contact address listed at the beginning of the Contract by any party to this contract, the changing party shall notify the other party in writing of the changed contact information within 5 days after the change. If the changing party fails to perform the notification obligations in the manner mentioned above, the delivery address and contact information confirmed in this Agreement shall be deemed as the effective delivery address and contact information.

9.5 After any dispute between the parties enters into arbitration or civil proceedings, if the relevant party responds to the lawsuit and directly submits the confirmation letter of delivery address to the arbitration institution and the court, and the confirmation address is inconsistent with the delivery address confirmed in this Agreement, the service address submitted to the arbitration institution or the court for confirmation shall prevail. In case of a change of address in arbitration or civil proceedings, it shall fulfill the obligation to serve the notice of change of address to the arbitration institution and the court.

9.6 The parties hereby agree that during the period in which the original is in transit, the facsimile transmission shall have the same effect as the original.

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Article 10 Contract Composition and Conflict of Contract Terms

10.1 This Contract consists of General Terms and Conditions and the Contract Element Clauses. In case of any inconsistency between Contract Element Clauses and General Terms and Conditions, the Contract Element Clauses shall prevail.

10.2 The Annex to this Contract is an integral part of this Contract and has the same legal effect as this Contract.

Article 11 Notarization Clause

If all parties to this Contract have reached a consensus through negotiation to handle the notarization procedures that give this contract compulsory execution effect, then:

11.1 The parties jointly acknowledge that they have fully and clearly understood the meaning, content, procedure, effect, legal consequences, etc. of the enforcement notarization in accordance with the relevant laws and regulations without any objection. After careful consideration, it has been decided that within 5 working days from the date of signing this contract, they voluntarily applies to the notary office for the compulsory execution of notarization procedures for this Contract.

11.2 The Borrower promises that, if the Borrower fails to fulfill the repayment obligation of the Lender under the Master Contract on schedule as agreed in the Master Contract (including the situation that the Lender takes back the loan in advance), the Lender has the right to unilaterally apply to the notary organization for issuing the Execution Certificate and apply to the People’s Court for compulsory execution. without the need for legal proceedings. The Borrower undertakes to voluntarily waive the right of action and the right of defense, and voluntarily accept the compulsory execution of the People’s Court with jurisdiction.

Article 12 Effectiveness, Modification and Cancellation of the Contract

12.1 This Contract shall come into force as of the date when the Lender affixes its official seal or special contract seal, and the Borrower affixes the official seal and its legal representative (main responsible person), entrusted agent and authorized representative signs or seals.

12.2 After this Contract comes into force, neither party shall change or terminate it without authorization. In case of any change or cancellation, both parties shall reach a written agreement through negotiation. This Contract shall remain in force until a written agreement is reached.

Article 13 Governing Law

The conclusion, validity, interpretation, performance and dispute settlement of this Contract shall be governed by the laws of the People’s Republic of China in force (excluding the laws of Hong Kong, Macao and Taiwan).

The above are the General Terms and Conditions. The Borrower shall read it carefully before signing the Contract Element Clauses, and may consult the bank in time in case of any doubt.

(End of Part I)

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Part II Contract Element Clauses

Article 1 Purpose of Loan

The purpose of the loan under this Contract is to pay the loan under the Loan Contract with the No. Of ZGCB(JK)20201011 signed between Autozi Internet Technology Co., Ltd. and Beijing Zhongguancun Bank Corporation Limited. Without the written consent of the Lender, the Borrower shall not change the loan purpose determined above.

Article 2 Loan Amount and Term

2.1 The loan amount from the Borrower to the Lender is RMB (in words) Twenty-two Million only.

2.2 The term of the loan under this Contract is from November 25, 2021 (the first withdrawal date) to November 25, 2022 (the due date of the loan). In case the aforesaid agreement is inconsistent with the agreement in the loan voucher, the loan voucher shall prevail.

2.3 The loan under this Contract may be withdrawn in stages, but the cumulative withdrawal shall not exceed the amount agreed in Clause 2.1 of this Contract and the due date of each loan shall not exceed the due date determined in Clause 2.2. The specific borrowing date and due date of each loan shall be subject to the records in the loan voucher.

Article 3 Withdrawal

3.1 The Borrower shall withdraw money according to the first way as follows according to the actual demand:

(1) Make a one-time withdrawal of the loan before November 30, 2021.

(2) Withdraw according to the following plan:

Time of withdrawal	Amount of withdrawal
/	/
/	/
/	/

If the actual withdrawal time of the loan is different from the above agreement, the withdrawal time of the loan shall be subject to the record of the loan voucher.

Article 4 Loan Issuance

The Borrower designates the following account as the loan issuing account:

Account Name: Autozi Internet Technology Co., Ltd.

Bank of Deposit: Beijing Zhongguancun Bank Corporation Limited

Account No.: 1005890001500021423

Article 5 Payment of Loan

5.1 The loan under this Contract shall be paid in the second way as follows:

(1)	Self-payment, that is, the Lender shall directly transfer the loan funds to the loan issuing account stipulated in Article 4 of the Contract Element Clauses

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(2)

Entrusted payment, that is, the Lender, according to the payment entrust of the Borrower and upon examination and approval, transfers the loan funds conforming to the agreed purpose of this Contract to the designated transaction object of the Borrower through the loan release account stipulated in Article 4 of the Contract Element Clauses.

(3)	Entrusted payment shall be adopted if the following conditions are met, and the self-payment shall be adopted for the others:

The entrusted payment condition is that the single payment amount of the Lender is more than RMB / ten thousand (inclusive).

(4)

The Lender shall determine the payment method according to the Borrower’s withdrawal application, loan purpose, relevant laws, regulations, regulatory provisions and the Lender’s own risk management requirements.

(5)	Others: /

Article 6 Interest Rate

6.1 The loan interest rate under this Contract shall be determined according to the first way below.

(1)

Fixed interest rate: The annual interest rate is 8%, i.e. the one-year LPR issued by the National Inter-bank Funding Center plus 415bps (1bps = 0.01%) on the date of issuance of the latest Loan Prime Rate (hereinafter referred to as “LPR”) before the signing date of this Contract (20th of each month, postponed on holidays). The interest rate shall not change during the borrowing period of this Contract.

(2)

Floating rate: Each loan under this Contract shall be withdrawn based on the (☒  one-year LPR / ☒ LPR over five years) issued by the National Inter-bank Funding Center (☒ plus/  ☒ minus)/ bps (1bps = 0.01%) on the latest LPR issuance date prior to the withdrawal date. During the loan period of this Contract, the loan interest rate shall be adjusted as follows:

☒   On an annual basis, January 1 of each year shall be taken as the interest rate adjustment date, and it shall be executed based on the LPR (☐ plus/☐minus)/ bps issued recently before the adjustment date of interest rate.

☒   Others: /

The interest rate of each loan shall be subject to that recorded in the loan voucher.

6.2 Overdue default interest rate: if the Borrower fails to repay the loan principal and interest in full in time in any period, it shall be deemed as overdue. The overdue default interest rate shall be determined by charging [50]% on the basis of the loan interest rate agreed in this Contract.

6.3 Default interest rate: if the Borrower fails to use the loan for the agreed purpose, it shall be deemed as a default of contract. The default interest rate shall be determined by charging [100]% on the basis of the loan interest rate agreed in this Contract.

6.4 Where the same loan is both misappropriated and overdue, the higher penalty interest rate shall apply.

Article 7 Interest Calculation, Interest Settlement and Repayment

7.1 The interest of the loan under this Contract shall be calculated on a daily basis from the actual withdrawal date. Both parties agree to determine the method of interest settlement and repayment according to the second way as follows:

(1)	The interest shall be settled on a monthly basis on the twenty-first (21st) of each month, and the interest shall be paid with the principal on the due date;

(2)	The interest shall be settled quarterly on the twenty-first (21st) of the last month of each quarter, and the interest shall be paid with the principal on the due date;

(3)	The interest shall be paid in one time on the due date;

(4)	Other methods: /.

The Borrower acknowledges and agrees that the specific repayment amount, date and other relevant arrangements under this Contract shall be subject to the repayment plan issued by the Lender to the Borrower.

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7.2 The Borrower shall repay the principal and interest due and payable in the first way as follows.

(1)	The Borrower authorizes the Lender to deduct the principal and interest due and payable by the Borrower from the loan issuing account agreed in Article 4 of the Contract Element Clauses.

(2)	The Borrower shall voluntarily transfer the principal and interest due and payable in full to the following designated account of the Lender before or on the day of repayment:

Account Name: /

Bank of Deposit: Beijing Zhongguancun Bank Corporation Limited

Account No.: /

(3)	Other:

Article 8 Prepayment

8.1 Upon the Borrower’s application 5 days in advance and the Lender’s consent, the Borrower may repay the loan under this Contract in advance.

8.2 The Borrower agrees to pay a penalty equivalent to / % of the total amount of the loan repaid in advance or RMB (in words)    /    . (Except that the Borrower is a small and micro enterprise or the matters on liquidated damages charging is in violation of laws, regulations or regulatory provisions.)

Article 9 Guarantee Terms

The loan under this Contract shall be guaranteed by the following guarantee contracts:

(1) Guarantee Contract with the number of ZGCB(JKBZ)20212027-01.

(2) / with the number of                 /                 .

(3) / with the number of                /                 .

(4) /

Article 10 Special Agreement

10.1 This Contract is the specific business contract under the Comprehensive Credit Contract (No.                /    ).

10.2 In addition to Article 9 of this Contract, there are additional guarantee measures for the loan under this Contract as follows:

(1)

Within 1 month after the Lender’s first loan, the Borrower shall coordinate with 6 companies, such as Autozi E-commerce (Kunshan) Co., Ltd., Autozi Internet Technology (Changsha) Co., Ltd., Quantum Data Technology (Beijing) Co., Ltd., Autozi Baofu Auto Services Co., Ltd., Xinchi Zhongfu Financial Leasing (Shenzhen) Co., Ltd., Autozi Auto Services Co., Ltd., to provide guarantee and assume joint and several liability; Among them, Quantum Data Technology (Beijing) Co., Ltd., Autozi Baofu Auto Services Co., Ltd., Xinchi Zhongfu Financial Leasing (Shenzhen) Co., Ltd. and Autozi Auto Services Co., Ltd. shall provide resolutions of shareholders’ meeting on the above matters to the Lender before January 15, 2022, Autozi E-commerce (Kunshan) Co., Ltd. and Autozi Internet Technology (Changsha) Co., Ltd. shall provide resolutions of shareholders’ meeting of the aforesaid matters to the Lender within 1 month after the Lender’s first loan.

(2)	Prior to February 28, 2022, all equity of Xinchi Zhongfu Financial Leasing (Shenzhen) Co., Ltd. held by the Borrower shall be pledged to the Lender, and relevant formalities shall be handled;

(3)

Prior to February 28, 2022, the Borrower shall coordinate the pledge of all equity of Quantum Commercial Factoring (Shenzhen) Co., Ltd. held by Quantum Data Technology (Beijing) Co., Ltd. to the Lender, and relevant formalities shall be handled;

(4)	Prior to December 31, 2021, all equity of the Borrower held by Zhang Houqi (accounting for 17.9564% of the shares) was pledged to the Lender and the relevant right pledge contract shall be signed;

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(5)	Prior to December 31, 2021, all independent intellectual property rights of the Borrower shall be pledged to the Lender and the relevant rights pledge contract shall be signed;

(6)

Prior to December 31, 2021, the real estate of Zhang Houqi, located at Room 43-2, Xisanqi Garden Erli, Haidian District, Beijing (Real Estate Ownership Certificate No.: JFQZHSY Zi No. 0110311) was mortgaged to the Lender and the relevant mortgage contract shall be signed.

Article 11 Dispute Resolution

In case of any dispute arising out of or in connection with this Contract, both parties agree to settle it in the first way as follows:

(1)	It shall be subject to the jurisdiction of the People’s Court at the domicile of the Lender.

(2)	Submit to the / arbitration committee for arbitration in / in accordance with the arbitration rules in effect at that time. The arbitration award shall be final and binding upon the parties.

(3)	Others /.

Article 12 Others

This Contract is made in six copies, one for the Lender, one for the Borrower and four for the registration department, all of which have the same legal effect.

Special Statement

The Borrower is aware of and fully understands the terms and conditions of this Contract. At the time of signing this Contract, the Lender has given a reasonable prompt to the Borrower in bold on the terms that have a material interest with the Borrower, such as the mitigation or exemption of the Lender’s liability under this Contract, and has explained these terms and other provisions of this Contract in detail to the Borrower on its own initiative or at the request of the Borrower. The Borrower has an accurate understanding of the legal meaning of such terms. Both parties confirm that there are no doubts about all terms of the Contract.

(Signature page, no text below)

Lender: Beijing Zhongguancun Bank Corporation Limited Special Seal for Contract of Beijing Zhongguancun Bank Corporation Limited (Seal)	(Official Seal/Special Seal for Contract)

Borrower: Autozi Internet Technology Co., Ltd. Autozi Internet Technology Co., Ltd. (Seal)	(Official Seal)

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Legal Representative or Authorized Representative:      (Signature/Seal)

Signed on: November 25, 2021